Exhibit 99.1

For information contact:

Paul R. Flanders

Chief Financial Officer

(315) 424-0513

FOR IMMEDIATE RELEASE

Carrols Corporation to Present at

Wachovia Consumer Growth Conference

Syracuse, New York (February 15, 2005) – Carrols Corporation announced today that its presentation at the Wachovia Consumer Growth Conference will be webcast live via the internet, on February 16, 2005 at 1:20 pm EST. The live webcast can be accessed by visiting www.wsw.com/webcast/wa26/crls/. An archived version of the webcast will be available following the presentation.

Carrols Corporation is one of the largest restaurant companies in the U.S. currently operating 538 restaurants in 17 states. Carrols is the largest franchisee of Burger King restaurants with 348 Burger Kings located in 13 Northeastern, Midwestern and Southeastern states. It also operates two regional Hispanic restaurant chains that operate or franchise more than 200 restaurants. Carrols owns and operates 126 Taco Cabana restaurants located in Texas, Oklahoma and New Mexico, and franchises eight Taco Cabana restaurants. Carrols also owns and operates 64 Pollo Tropical restaurants in south and central Florida and franchises 24 Pollo Tropical restaurants in Puerto Rico (20 units), Ecuador (3 units) and South Florida.

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Carrols Corporation • 968 James Street • PO Box 6969 • Syracuse, NY 13217 • Tel: (315) 424-0513 • Fax: (315) 475-9616